UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2016 (May 24, 2016)

FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	000-22490	62-1120025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

430 Airport Road Greeneville, Tennessee	37745
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (423) 636-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Rodney L. Bell as Senior Vice President and Chief Financial Officer

On May 26, 2016, Forward Air Corporation (the “Corporation”) announced that Rodney L. Bell will be retiring from the Corporation, in connection with which he will transition out of his role as the Corporation’s Senior Vice President, Chief Financial Officer and Treasurer, effective as of June 27, 2016, and remain with the Corporation as an advisor through the effective date of his retirement on March 17, 2017, to help ensure a smooth transition.

Appointment of Michael J. Morris as Senior Vice President and Chief Financial Officer

On May 26, 2016, the Corporation announced that Michael J. Morris, 47, will be appointed as Senior Vice President, Chief Financial Officer and Treasurer of the Corporation, effective June 27, 2016.

From 2010 to 2015, Mr. Morris was the Senior Vice President of Finance & Treasurer at Con-Way Inc. (“Con-Way”) and in 2016 he transitioned to be the Senior Vice President of Finance & Treasurer at XPO Logistics Inc. (“XPO”). Before Con-Way, he was the Chief Financial Officer of Kulicke & Soffa Industries, a publicly traded global semiconductor equipment company. Mr. Morris holds a Master of Business Administration degree from The University of Michigan and a Bachelor of Arts degree in economics from The University of Pennsylvania.

Mr. Morris’s offer letter with the Corporation, dated May 24, 2016 (“Offer Letter”), provides that (among other things and subject to certain terms and conditions) he will be:

•	entitled to an annual base salary of $380,000;

•	eligible to participate in the Corporation’s annual cash incentive plan, pursuant to which his target amount will be an amount equal to 75% of his annual base salary;

•	entitled to a one-time signing bonus in the amount of $25,000;

•
entitled to receive a one-time equity grant under the Corporation’s 2016 Omnibus Incentive Compensation Plan (“Omnibus Plan”) of time-based vesting restricted stock having a fair market value of $330,000 on the date of grant and vesting in three equal installments (one on each of the first three anniversaries of the date of grant, subject to continued employment);

•	eligible to receive future long-term incentive awards in accordance with the Omnibus Plan; and

•
eligible to receive severance pursuant to the terms and conditions of the Corporation’s Executive Severance and Change in Control Plan subject to Mr. Morris’s waiver of certain severance benefits in the event that his employment is terminated under certain circumstances.

The foregoing is a summary description of certain terms of the Offer Letter and does not purport to be complete, and it is qualified in its entirety by reference to the full text of the Offer Letter, which is attached as Exhibit 10.1 and incorporated herein by reference.

Mr. Morris does not have any material interest in any transaction that would require disclosure pursuant to Item 404(a) of Regulation S-K. There is no understanding or arrangement between Mr. Morris and any other person or persons with respect to his appointment and there are no family relationships between Mr. Morris and any other director or executive officer or person nominated or chosen by the Company to become a director or executive officer.

SECTION 8.  OTHER EVENTS.
Item 8.01.  Other Events.
A press release announcing Mr. Bell’s transition into his retirement and the appointment of Mr. Morris was issued by the Corporation on May 26, 2016, a copy of which is included as Exhibit 99.1 hereto and incorporated herein by reference.
SECTION 9.  FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being furnished as part of this Report.

No.	Exhibit
10.1	Michael J. Morris Offer Letter dated as of May 24, 2016

No.	Exhibit
99.1	Press Release of Forward Air Corporation dated May 26, 2016

  SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD AIR CORPORATION
Date: May 26, 2016	By:	/s/ Rodney L. Bell
Rodney L. Bell Chief Financial Officer, Senior Vice President and Treasurer

EXHIBIT INDEX

No.	Exhibit
10.1	Michael J. Morris Offer Letter dated as of May 24, 2016

No.	Exhibit
99.1	Press Release of Forward Air Corporation dated May 26, 2016